UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Tempur Way Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 878-8889

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

    The information set forth in Item 2.03 is hereby incorporated into Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On May 16, 2013 (the “Amendment Effective Date”), Tempur-Pedic International Inc. (the “Company”), Tempur-Pedic Management, LLC, Tempur-Pedic North America, LLC, Tempur Production USA, LLC, as co-borrowers, certain subsidiaries of the Company, as  guarantors, Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank,  Fifth Third Bank, and certain other Lenders identified therein, and Bank of America, N.A., as Administrative Agent, entered into an Amendment No. 2 to its Credit Agreement dated December 12, 2012, as amended by Amendment No. 1 dated March 13, 2013.

    The Amendment No. 2 provides for a refinancing senior secured term B facility (the “term B facility”) to be made by Bank of America, N. A. on the Amendment Effective Date in an initial aggregate principal amount of $867,825,000, the proceeds of which are to be applied to prepay in full the existing senior secured term B facility under the Credit Agreement.  In addition, the Amendment No. 2 provides for a reduction in the interest rate of the term B facility as follows: (i) the applicable margin for base rate loans under the term B facility is reduced from 3.00% to 1.75% and the applicable margin for LIBOR loans under the term B facility is reduced from 4.00% to 2.75% and (ii) the base rate floor for the term B facility is reduced from 2.00% to 1.75% and the LIBOR floor for the term B facility is reduced from 1.00% to 0.75%.  As a result of this repricing, the current interest rates on the term B facility have been reduced by 150 basis points.  Finally, the Amendment No. 2 provides for an amendment to the permitted investment negative covenant relating to investments made to natural persons in the form of credit to finance the purchase of products and removes the annual cap originally provided therein.  It also amends the prepayment premium period for the term B facility to be one year from the Amendment Effective Date rather than March 18, 2013.

    Immediately following the closing of the Amendment No. 2, the Company made a voluntary prepayment of the term B facility in the principal amount of $125,000,000, which was funded from a drawing made under the Company’s revolving credit facility and from cash on hand obtained from the release of funds previously escrowed.

Item 7.01	Regulation FD

    On May 16, 2013, the Company issued a press release to announce the entry into Amendment No. 2 and the repricing and reduction of its existing senior secured term B facility. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

    The information provided in this Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated May 16, 2013, entitled "Tempur-Pedic Completes Repricing of Senior Secured Term B Facility"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

Date: May 16, 2013	By:	/s/ DALE E. WILLIAMS
	Name:	Dale E. Williams
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated May 16, 2013, entitled "Tempur-Pedic Completes Repricing of Senior Secured Term B Facility"